UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported): July 15, 2017

LANNETT COMPANY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Commission File No. 001-31298

State of Delaware	23-0787699
(State of Incorporation)	(I.R.S. Employer I.D. No.)

9000 State Road

Philadelphia, PA 19136

(215) 333-9000

(Address of principal executive offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)   Appointment of Vice President, Chief Legal Officer and General Counsel

Effective July 15, 2017, Samuel H. Israel assumed the role of Vice President, Chief Legal Officer and General Counsel and will report directly to Arthur Bedrosian, Chief Executive Officer.

Prior to joining Lannett, Mr. Israel, 55, was a partner since 1998 with Fox Rothschild, a national, full-service law firm, with 22 offices that provide services in more than 60 practice areas.  He served as chair of the firm’s Pharmaceutical and Biotechnology Practice and handled a variety of commercial litigation matters.  Mr. Israel earned a bachelor of science degree in chemical engineering from the University of Pennsylvania and a juris doctor degree with honors from Rutgers University School of Law.

(e)   Compensatory Arrangement

Mr. Israel, entered into an Employment Agreement with the Company dated July 15, 2017, pursuant to which he will receive a base salary of $400,000 per year, 18,223 restricted shares of common stock of the Company, other benefits, and will be eligible to participate in the Company’s bonus and equity plans.  He will also receive a severance payment of 18 months of base salary and certain other severance benefits if he is terminated without cause and is subject to certain restrictive covenants as part of the agreement.  The Employment Agreement provides for an initial term of one year with additional one year terms until terminated.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits
10.45	Employment Agreement of Samuel H. Israel dated July 15, 2017
99.1	July 17, 2017 Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LANNETT COMPANY, INC

By:	/s/ Arthur P. Bedrosian
Chief Executive Officer
Date: July 19, 2017